Exhibit 23.2

                       DALE MATHESON CARR HILTON LABONTE
                             Chartered Accountants




March 13, 2006

U.S. Securities and Exchange
Commission Division of
Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madame:

Re: Lexington Resources, Inc. - S-8 Registration of 1,150,000 Shares
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As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in the Form S-8 Registration Statement dated March 13, 2006, of the following:

Our report dated March 24, 2005 to the Stockholders and Board of Directors on the consolidated financial statements of the Company as at December 31, 2004 and for the period from September 29, 2003 (inception) to December 31, 2004 included in the Company's filing on Form 10-KSB as amended.

Sincerely,

DALE MATHESON CARR-HILTON LABONTE
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DALE MATHESON CARR-HILTON LABONTE
Chartered Accountants
Vancouver, British Columbia